UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As of October 20, 2025, reAlpha Tech Corp. (the “Company”) has issued 35,845,285 shares of common stock of the Company to holders exercising their rights pursuant to certain warrants. This amount is in addition to the 7,291,668 shares of common stock issued between September 11 and September 12, 2025 and previously reported on the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2025. Between September 12, 2025 and October 15, 2025, certain holders of existing warrants exercised their rights to purchase up to: (i) 230,000 shares of common stock of the Company issued on April 8, 2025 as part of the April 2025 warrant inducement transaction (the “Inducement Warrants”) at an exercise price per share of $0.75; (ii) 21,863,616 shares of the common stock of the Company issued on July 18, 2025 as part of a best efforts public offering (the “July 2025 Warrants”) at an exercise price per share of $0.15; (iii) 10,752,859 shares of common stock of the Company issued on July 22, 2025 as part of a concurrent private placement and registered direct offering (the “Concurrent Offering”) at an exercise price per share of $0.35 (the “Private Placement Warrants”); and (iv) 617,856 shares of the common stock of the Company issued on July 22, 2025 to the placement agent as partial consideration in connection with the Concurrent Offering (the “Placement Agent Warrants”) at an exercise price per share of $0.4375 (collectively, the “Exercises”).

As of October 20, 2025, the exercise of the Inducement Warrants, July 2025 Warrants, Private Placement Warrants and the Placement Agents Warrants resulted in aggregate gross proceeds to the Company of approximately $8.3 million.

The resale of the shares of common stock underlying the: (i) Inducement Warrants was registered pursuant to a Registration Statement on Form S-3 (File No. 333-287009), which was declared effective by the SEC on May 16, 2025, with the accompanying prospectus filed with the SEC on May 20, 2025, and (ii) Private Placement Warrants and the Placement Agent Warrants was registered pursuant to a Registration Statement on Form S-1 (File No. 333-287009), which was declared effective by the SEC on September 12, 2025.

The Company was also required to obtain stockholder approval for the issuance of the shares underlying the July 2025 Warrants for purposes of complying with Nasdaq Listing Rule 5635(d). The requisite stockholder approval was obtained on October 8, 2025 at the Company’s annual stockholder meeting.

As of October 20, 2025, after giving effect to the Exercises, the Company has 126,495,220 shares of common stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2025	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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